EXHIBIT 10.9


                                 REVOLVING NOTE

$15,000,000.00                                                 December 22, 1998

FOR VALUE RECEIVED, LTCAMERICA HOLDING, INC. (the "Borrower") promises to pay on December 22, 2003 to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office in Minneapolis, Minnesota or such other address as the Bank or holder may designate from time to time, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest as set forth below.

PRINCIPAL. The outstanding principal balance of this Note shall be payable on December 22, 2003 and also according to the terms of the Credit Agreement of even date between the Bank and the Borrower (the "Agreement").

INTEREST. Interest on the unpaid principal balance of this Note shall accrue and be payable according to the terms of the Agreement.

ADDITIONAL TERMS AND CONDITIONS. This Note is issued pursuant to the Agreement, and any amendments or substitutions thereof, which Agreement contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Note is not paid as provided above. This Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMEENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Note.



                                         LTCAMERICA HOLDING, INC.

                                         By: /s/ Bradley E. Barks
                                             --------------------
                                         Its CFO